UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 08/11/2006

International Securities Exchange, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32435

Delaware	01-0681729
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

60 Broad Street, New York, NY 10004

(Address of principal executive offices, including zip code)

212-943-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01. Other Events

Attached as Exhibit 100 to this Current Report on Form 8-K are documents that contain information from International Securities Exchange, Inc.’s (the “Company’s”) Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the Securities and Exchange Commission on August 11, 2006, formatted in XBRL (Extensible Business Reporting Language). Users of this data are advised, pursuant to Rule 401 of Regulation S-T, that the financial and other information contained in the XBRL documents is unaudited, and that these are not the official publicly filed financial statements of the Company. The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official filed version of the furnished documents and not rely on the information in this Current Report on Form 8-K, including Exhibit 100, in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit 100.INS	XBRL Instance Document

Exhibit 100.SCH	XBRL Taxonomy Extension Schema Document

Exhibit 100.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

Exhibit 100.LAB	XBRL Taxonomy Extension Label Linkbase Document

Exhibit 100.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006	International Securities Exchange, Inc.

	By:	/s/ Michael J. Simon
	Name:	Michael J. Simon
	Title:	General Counsel and Secretary